Fourth Quarter & Full Year 2022 Earnings Results January 31, 2023

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Record full year 2022 sales were $8,589 million, up 15 percent compared to last year.
•Record full year 2022 reported diluted earnings per share from continuing operations was $10.04, up 27 percent versus last year; adjusted diluted earnings per share from continuing operations was $10.40, up 15 percent versus last year.
•Record fourth quarter sales were $2,404 million, up 21 percent compared to last year.
•Record fourth quarter reported diluted earnings per share from continuing operations was $3.36, up 129 percent versus last year; adjusted diluted earnings per share from continuing operations was $3.46, up 57 percent versus last year.
•Primary sales drivers in the quarter were higher volumes, strong pricing and favorable mix, offsetting foreign exchange-related headwinds.
•Retail sales for the quarter were down six percent versus last year despite improving performance in utility Off Road and Indian Motorcycle, offset by softness in recreational Off Road demand.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ending December 31, 2022	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,404.1	21%	$2,404.1	21%
Gross profit margin	23.8%	+ 367 bps	23.8%	+ 358 bps
Total operating expenses	$330.8	30%
Net income from continuing operations attributable to Polaris	$196.6	116%	$202.2	48%
Adjusted EBITDA Margin			14.0%	+ 272 bps
Diluted EPS from continuing operations attributable to Polaris	$3.36	129%	$3.46	57%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
Polaris ended the year strong. We delivered record full year sales and earnings, a testament to our team’s focus, dedication, and execution. Throughout the year, we continued to assert our position as the global leader in powersports by renewing our commitment to our core businesses, delivering rider-driven innovation, and successfully navigating a challenging environment. Looking ahead, we see significant opportunity for success supported by a strong pipeline of new products and continued supply chain improvement. Although macroeconomic headwinds may persist in 2023, our team remains agile and poised to deliver industry-leading innovation that is consistent with the Polaris brand.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (January 31, 2023) - Polaris Inc. (NYSE: PII) (the "Company") today released fourth quarter and full year 2022 results. The Company reported worldwide sales of $2,404 million, up 21 percent versus the fourth quarter of 2021. North America sales of $2,108 million represented 88 percent of total company sales and increased 23 percent from $1,715 million in 2021. International sales of $296 million represented 12 percent of total company sales and increased seven percent versus the fourth quarter of 2021. Sales growth in the fourth quarter of 2022 was driven by sustained shipment momentum supported by modest improvement in the supply chain, higher pricing and favorable mix, offsetting foreign exchange-related headwinds.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Fourth Quarter & Full Year 2022 Earnings Results
As reported, fourth quarter net income from continuing operations attributable to Polaris of $197 million increased 116 percent and diluted earnings per share from continuing operations ("EPS") of $3.36 increased 129 percent compared to the fourth quarter of 2021. Adjusted net income from continuing operations attributable to Polaris for the quarter was $202 million, up 48 percent and adjusted EPS was $3.46, up 57 percent, in each case as compared to the fourth quarter of 2021.

Gross profit margin increased 367 basis points to 23.8 percent for the fourth quarter. Adjusted gross profit margin of 23.8 percent increased 358 basis points driven by higher volumes and favorable pricing partially offset by warranty costs.

Operating expenses were $331 million in the fourth quarter of 2022 compared to $254 million in the fourth quarter of 2021 due to higher marketing and G&A expense. Operating expenses, as a percentage of sales, of 13.8 percent were up in the fourth quarter of 2022 compared to the fourth quarter of 2021.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q4 2022	Q4 2021	Change	Q4 2022	Q4 2021	Change
Off Road	$1,857.3	$1,559.1	19%	24.8%	19.8%	+503 bps
On Road	$302.1	$233.4	29%	17.1%	13.5%	+358 bps
Marine	$244.7	$180.3	36%	21.9%	19.8%	+209 bps

Off Road segment results were primarily driven by these factors:

•Sales were driven by higher pricing and favorable product mix.
•Parts, Garments and Accessories (PG&A) sales increased eight percent.
•Gross profit margin performance was driven by favorable pricing and higher volumes, more than offsetting higher warranty expense.
•Snow season-to-date unit retail sales were down due to sale and ship holds associated with recalls.
•Polaris North America ORV unit retail sales were down mid-single digits percent. Estimated North America industry ORV unit retail sales were down low-single digits percent.

On Road segment results were primarily driven by these factors:

•Sales were bolstered by a modestly improving supply chain environment, as well as favorable mix and price.
•PG&A sales were essentially flat.
•Gross profit margin performance was driven by favorable product mix and higher volumes, which more than offset higher warranty expense and foreign exchange headwinds.
•North America unit retail sales for Indian Motorcycle were up low-single digits percent. North America unit retail sales for the comparable motorcycle industry were down mid-single digits percent.

Marine segment results were primarily driven by these factors:

•Sales results were driven by higher pricing and favorable product mix, as well as healthier inventory levels heading into boat show season.
•Gross profit margin performance was largely driven by better mix.

2023 BUSINESS OUTLOOK
The Company expects 2023 sales to be flat to up five percent versus 2022. The Company expects adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be down three percent to up three percent versus 2022.

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Fourth Quarter & Full Year 2022 Earnings Results
The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income from continuing operations attributed to Polaris Inc. common shareholders, EBITDA, net income per diluted share from continuing operations attributed to Polaris Inc. common shareholders and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 10:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2022 fourth quarter and full year results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 8233627. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; he Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending, including recessionary conditions; the severity and duration of the COVID-19 pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability claims and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Fourth Quarter & Full Year 2022 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Sales	$2,404.1	$1,992.6	$8,589.0	$7,439.2
Cost of sales	1,831.1	1,590.9	6,629.5	5,688.3
Gross profit	573.0	401.7	1,959.5	1,750.9
Operating expenses:
Selling and marketing	133.0	109.8	480.8	458.2
Research and development	100.6	79.6	366.7	328.7
General and administrative	97.2	65.0	355.9	305.8
Total operating expenses	330.8	254.4	1,203.4	1,092.7
Income from financial services	14.7	12.6	48.4	53.8
Operating income	256.9	159.9	804.5	712.0
Non-operating expense:
Interest expense	24.9	11.2	71.7	44.2
Other (income) expense, net	(14.7)	7.7	(28.6)	2.3
Loss on sale of businesses	—	36.8	—	36.8
Income from continuing operations before income taxes	246.7	104.2	761.4	628.7
Provision for income taxes	50.1	13.1	158.0	132.1
Net income from continuing operations	196.6	91.1	603.4	496.6
Loss from discontinued operations, net of tax	(1.3)	(4.3)	(13.2)	(2.3)
Loss from sale / impairment of discontinued operations, net of tax	0.2	—	(142.6)	—
Net income	195.5	86.8	447.6	494.3
Net income attributable to noncontrolling interest	—	—	(0.5)	(0.4)
Net income attributable to Polaris Inc.	$195.5	$86.8	$447.1	$493.9

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$196.6	$91.1	$603.4	$496.6
Less net income attributable to noncontrolling interest	—	—	(0.5)	(0.4)
Net income from continuing operations attributable to Polaris Inc. common shareholders	196.6	91.1	602.9	496.2
Loss from discontinued operations attributable to Polaris Inc. common shareholders	(1.1)	(4.3)	(155.8)	(2.3)
Net income attributable to Polaris Inc.	$195.5	$86.8	$447.1	$493.9

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$3.40	$1.49	$10.17	$8.10
Discontinued operations	$(0.02)	$(0.07)	$(2.63)	$(0.04)
Basic	$3.38	$1.42	$7.54	$8.06

Continuing operations	$3.36	$1.47	$10.04	$7.92
Discontinued operations	$(0.02)	$(0.07)	$(2.60)	$(0.04)
Diluted	$3.34	$1.40	$7.44	$7.88
Weighted average shares outstanding:
Basic	57.8	61.0	59.3	61.3
Diluted	58.5	62.2	60.1	62.7

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Fourth Quarter & Full Year 2022 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$324.5	$502.3
Trade receivables, net	343.0	227.9
Inventories, net	1,896.1	1,510.7
Prepaid expenses and other	183.7	150.9
Income taxes receivable	20.3	4.0
Current assets held for sale	—	163.2
Total current assets	2,767.6	2,559.0
Property and equipment, net	1,018.4	927.7
Investment in finance affiliate	93.1	49.3
Deferred tax assets	210.5	162.9
Goodwill and other intangible assets, net	910.6	935.2
Operating lease assets	111.0	90.5
Other long-term assets	106.7	97.2
Long-term assets held for sale	—	226.0
Total assets	$5,217.9	$5,047.8
Liabilities and Equity
Current liabilities:
Current portion of debt, finance lease obligations and notes payable	$553.6	$553.3
Accounts payable	847.6	776.0
Accrued expenses	896.8	756.5
Current operating lease liabilities	24.1	19.4
Income taxes payable	6.5	17.1
Current liabilities held for sale	—	107.8
Total current liabilities	2,328.6	2,230.1
Long-term income taxes payable	11.7	13.3
Finance lease obligations	9.9	12.1
Long-term debt	1,494.3	1,235.3
Deferred tax liabilities	4.6	5.5
Long-term operating lease liabilities	87.0	71.3
Other long-term liabilities	167.7	176.6
Long-term liabilities held for sale	—	66.1
Total liabilities	$4,103.8	$3,810.3
Deferred compensation	12.6	11.2
Equity:
Total shareholders’ equity	1,099.0	1,224.3
Noncontrolling interest	2.5	2.0
Total equity	1,101.5	1,226.3
Total liabilities and equity	$5,217.9	$5,047.8

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Fourth Quarter & Full Year 2022 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2022	2021
Operating Activities:
Net income	$447.6	$494.3
Loss from discontinued operations, net of tax	13.2	2.3
Loss from sale / impairment of discontinued operations, net of tax	142.6	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232.8	216.4
Noncash compensation	62.9	60.6
Noncash income from financial services	(15.1)	(7.7)
Deferred income taxes	(48.9)	15.2
Loss on sale of businesses	—	34.8
Other, net	(0.5)	7.1
Changes in operating assets and liabilities:
Trade receivables	(122.6)	1.8
Inventories	(391.1)	(490.1)
Accounts payable	71.7	31.2
Accrued expenses	131.1	(62.3)
Income taxes payable/receivable	18.4	(3.8)
Prepaid expenses and other, net	(7.6)	(13.0)
Net cash provided by operating activities of continuing operations	534.5	286.8
Net cash provided by (used for) operating activities of discontinued operations	(25.9)	6.9
Net cash provided by operating activities	508.6	293.7
Investing Activities:
Purchase of property and equipment	(306.6)	(282.8)
Investment in finance affiliate, net	(28.7)	17.8
Investments in other affiliates	(26.2)	(23.4)
Proceeds from sale of businesses, net	42.2	—
Net cash used for investing activities of continuing operations	(319.3)	(288.4)
Net cash used for investing activities of discontinued operations	(5.3)	(15.5)
Net cash used for investing activities	(324.6)	(303.9)
Financing Activities:
Borrowings under debt arrangements	2,987.5	2,424.3
Repayments under debt arrangements	(2,729.8)	(2,073.0)
Repurchase and retirement of common shares	(505.0)	(461.6)
Cash dividends to shareholders	(150.0)	(153.4)
Proceeds from stock issuances under employee plans	34.1	156.1
Net cash used for financing activities	(363.2)	(107.6)
Impact of currency exchange rates on cash balances	(10.2)	(10.6)

Net decrease in cash, cash equivalents and restricted cash	(189.4)	(128.4)
Cash, cash equivalents and restricted cash at beginning of period	529.1	657.5
Cash, cash equivalents and restricted cash at end of period	$339.7	$529.1

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$324.5	$502.3
Current assets held for sale	—	6.9
Other long-term assets	15.2	19.9
Total	$339.7	$529.1

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Fourth Quarter & Full Year 2022 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Gross profit	573.0	401.7	1,959.5	1,750.9
Restructuring & realignment (3)	—	1.9	0.2	7.9
Adjusted gross profit	573.0	403.6	1,959.7	1,758.8

Income from continuing operations before income taxes	246.7	104.2	761.4	628.7
Impairment charges (1)	—	7.7	(0.7)	7.7
Loss on sale of businesses (2)	—	36.8	—	36.8
Restructuring & realignment (3)	0.7	6.5	6.2	13.1
Intangible amortization (4)	4.5	6.0	18.8	22.9
Class action litigation expenses (5)	2.0	0.7	4.5	9.4
Adjusted Income from continuing operations before income taxes	253.9	161.9	790.2	718.6

Net income from continuing operations attributable to Polaris Inc.	196.6	91.1	602.9	496.2
Impairment charges (1)	—	7.7	(0.7)	7.7
Loss on sale of businesses (2)	—	28.0	—	28.0
Restructuring & realignment (3)	0.5	4.9	4.7	9.9
Intangible amortization (4)	3.4	4.6	14.3	17.5
Class action litigation expenses (5)	1.7	0.6	3.6	7.2
Adjusted net income from continuing operations attributable to Polaris Inc.(6)	202.2	136.9	624.8	566.5

Diluted EPS from continuing operations attributable to Polaris Inc.	$3.36	$1.47	$10.04	$7.92
Impairment charges (1)	—	0.12	(0.01)	0.12
Loss on sale of businesses (2)	—	0.45	—	0.45
Restructuring & realignment (3)	0.01	0.08	0.08	0.16
Intangible amortization (4)	0.06	0.07	0.24	0.28
Class action litigation expenses (5)	0.03	0.01	0.05	0.11
Adjusted EPS from continuing operations attributable to Polaris Inc. (6)	$3.46	$2.20	$10.40	$9.04

Sales	$2,404.1	$1,992.6	$8,589.0	$7,439.2

Net Income from continuing operations	$196.6	$91.1	$603.4	$496.6
Provision for income taxes	50.1	13.1	158.0	132.1
Interest expense	24.9	11.2	71.7	44.2
Depreciation	58.4	52.2	214.0	193.4
Intangible amortization (4)	4.5	6.0	18.8	22.9
Impairment charges (1)	—	7.7	(0.7)	7.7
Loss on sale of businesses (2)	—	36.8	—	36.8
Restructuring & realignment (3)	0.7	6.5	6.2	13.1
Class action litigation expenses (5)	2.0	0.7	4.5	9.4
Adjusted EBITDA	$337.2	$225.3	$1,075.9	$956.2
Adjusted EBITDA Margin	14.0%	11.3%	12.5%	12.9%

(1) Represents impairment charges and subsequent distributions related to a strategic investment held by the Company
(2) Represents the loss associated with the Company's divestiture of the Global Electric Motorcar (GEM) and Taylor-Dunn businesses
(3) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation
(4) Represents amortization expense for acquisition-related intangible assets
(5) Represents adjustments for class action litigation-related expenses
(6) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2022 and 2021, except for non-deductible items

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Fourth Quarter & Full Year 2022 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2022	2021

Net cash provided by operating activities of continuing operations	$534.5	$286.8
Purchase of property and equipment	(306.6)	(282.8)
Investment in finance affiliate, net	(28.7)	17.8
Free cash flow	$199.2	$21.8

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
SEGMENT GROSS PROFIT	2022	2021	2022	2021
Off Road segment gross profit	$461.3	$308.9	$1,523.4	$1,329.8
No adjustment	—	—	—	—
Adjusted Off Road segment gross profit	461.3	308.9	1,523.4	1,329.8

On Road segment gross profit	51.6	31.5	206.3	160.7
No adjustment	—	—	—	—
Adjusted On Road segment gross profit	51.6	31.5	206.3	160.7

Marine segment gross profit	53.5	35.6	222.5	170.6
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	53.5	35.6	222.5	170.6

Corporate segment gross profit	6.6	25.7	7.3	89.8
Restructuring & realignment (1)	—	1.9	0.2	7.9
Adjusted Corporate segment gross profit	6.6	27.6	7.5	97.7

Total gross profit	573.0	401.7	1,959.5	1,750.9
Total adjustments	—	1.9	0.2	7.9
Adjusted total gross profit	$573.0	$403.6	$1,959.7	$1,758.8

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

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Fourth Quarter & Full Year 2022 Earnings Results

NON-GAAP ADJUSTMENTS
Fourth Quarter & Full Year 2022 Results & 2023 Full Year Guidance

Restructuring and Realignment Costs
Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring activities across the organization to increase efficiency and focus its business including divesting of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. For the fourth quarter of 2022, the Company has recorded combined costs totaling $0.7 million which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the fourth quarter of 2022, Polaris recorded $4.5 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2023 Adjusted Guidance
2023 guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $5 million, and approximately $10 million for class action litigation-related expenses. Intangible amortization of approximately $20 million related to all acquisitions has also been excluded.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9